Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or Carlynn Finn, Senior Manager, Investor Relations.
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Announces 2012 First Quarter Results

Newton, MA (May 7, 2012).  Hospitality Properties Trust (NYSE: HPT) today announced its financial results for the quarter ended March 31, 2012.

Results for the Quarter Ended March 31, 2012:

Normalized funds from operations, or Normalized FFO, for the quarter ended March 31, 2012 were $96.4 million, or $0.78 per share, compared to Normalized FFO for the quarter ended March 31, 2011 of $102.4 million, or $0.83 per share.

Net income available for common shareholders was $28.8 million, or $0.23 per share, for the quarter ended March 31, 2012, compared to $45.6 million, or $0.37 per share, for the same quarter last year.  Net income available for common shareholders for the quarter ended March 31, 2012, was reduced by $2.9 million, or $0.02 per share, due to the liquidation preference for HPT’s preferred shares that it redeemed during that period exceeding the carrying value for those preferred shares and $1.1 million, or $0.01 per share, due to acquisition related costs.

The weighted average number of common shares outstanding was 123.5 million and 123.4 million for the quarters ended March 31, 2012 and 2011, respectively.

A reconciliation of net income available for common shareholders determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended March 31, 2012 and 2011 appears later in this press release.

Hotel Portfolio Performance:

For the quarter ended March 31, 2012 compared to the same period in 2011 for HPT’s 288 comparable hotels: average daily rate, or ADR, increased 5.2% to $98.62; occupancy decreased 3.7 percentage points to 64.0%; and, as a result, revenue per available room, or RevPAR, decreased by 0.5% to $63.12.

During the quarter ended March 31, 2012, HPT had 86 hotels under renovation for all or part of the quarter.  For the quarter ended March 31, 2012 compared to the same period in 2011 for HPT’s 202 comparable hotels not under renovation during the quarter: ADR increased 3.8% to $102.22; occupancy increased 0.5 percentage points to 66.8%; and, as a result RevPAR increased by 4.5% to $68.28.

Tenants and Managers:

Marriott No. 234.  During the three months ended March 31, 2012, the payments HPT received under its management contract with Marriott International, Inc. (NYSE: MAR), or Marriott, covering 71 hotels and requiring minimum returns to HPT of $101.1 million/year (referred to as the Marriott No. 234 agreement) were $9.2 million less than the minimum amounts contractually required.  During the three months ended March 31, 2012, Marriott provided $6.9 million of guaranty payments to HPT.  At March 31, 2012, there was $24.0 million remaining under Marriott’s guaranty to cover future payment shortfalls up to 90% of the minimum returns due to HPT, and which guaranty expires on December 31, 2017.

InterContinental.  During the three months ended March 31, 2012, the payments HPT received under its management contract with InterContinental Hotels Group, plc (LON: IHG; NYSE: IHG (ADRs)), or InterContinental, covering 130 hotels and requiring minimum returns to HPT of $159.0 million/year (referred to as the InterContinental agreement) were $16.3 million less than the minimum amounts contractually required.  HPT applied the available security deposit to cover these shortfalls.  At March 31, 2012, the available security deposit which HPT held to cover future payment shortfalls was $39.6 million.

As of March 31, 2012, all other payments due to HPT from its managers and tenants under its operating agreements were current.

Acquisitions, Dispositions and Rebranding:

On January 31, 2012, HPT completed its previously announced acquisition of the entities which own the Royal Sonesta Hotel Boston in Cambridge, MA (400 rooms) and lease the Royal Sonesta Hotel New Orleans in New Orleans, LA (483 rooms) for $150.5 million, excluding acquisition costs.  HPT funded these purchases with existing cash balances, including proceeds from the offering of its Series D Preferred Shares described below, and borrowings under its revolving credit facility.  Simultaneous with this acquisition, HPT entered into management agreements for these hotels with Sonesta International Hotels Corporation, or Sonesta, an affiliate of Reit Management & Research LLC, the manager of HPT.

HPT and Marriott previously identified 21 Marriott hotels included in its Marriott No. 234 agreement for potential sale.  In February 2012, HPT entered an agreement to sell one of these 21 hotels, a full service Marriott hotel in St. Louis, MO with a net book value of $18.4 million at March 31, 2012, for $35.0 million, excluding closing costs.  HPT will retain the net proceeds from the sale and the amount of minimum returns due from Marriott under the Marriott No. 234 agreement will be reduced by 9% per annum of the net sale proceeds.  HPT currently expects to complete this sale in the second quarter of 2012.  This pending sale is subject to customary closing conditions; accordingly, HPT cannot provide any assurance that it will sell this hotel.  In March 2012, HPT withdrew the remaining 20 hotels from sale consideration.  HPT is in discussions with Marriott about retaining these hotels in the Marriott No. 234 agreement and HPT funding certain improvements to these hotels.  HPT expects that the amount of minimum returns due from Marriott under the Marriott No. 234 agreement will be increased by 9% per annum of the amounts funded.  Discussions with Marriott are ongoing, and HPT cannot provide any assurance an agreement will be reached or what the final amount HPT will invest in improvements to these hotels will be.

Under the InterContinental agreement, HPT has the option to sell or rebrand up to 42 hotels included in the agreement.  As of March 31, 2012, the net book value of these 42 hotels was $360.4 million.  In February and April 2012, HPT provided notice to InterContinental that it plans to remove four of these hotels, with a net book value of $112.8 million as of March 31, 2012, from the InterContinental agreement.  On April 23, 2012, HPT entered into a management agreement with Sonesta for one of these hotels, which was converted to the Sonesta brand and management on April 27, 2012.  HPT currently expects to convert the other three hotels to the Sonesta brand and management during the second quarter of 2012.  HPT’s annual minimum returns under the InterContinental agreement will decrease by a total of $9.9 million if and when all four of these hotels are removed.  In April 2012, HPT and InterContinental agreed to retain three of the remaining 38 hotels, with a net book value of $4.2 million as of March 31, 2012, in the InterContinental agreement.  HPT continues to evaluate plans to rebrand the remaining 35 hotels, including the possible conversion of certain hotels to the Sonesta brand and management.  If these hotels are rebranded, the amount of the minimum returns due from InterContinental will be reduced by agreed amounts per hotel; and, if HPT determines to retain these hotels under InterContinental management, HPT will invest certain amounts to improve these hotels and the amount of minimum returns due from InterContinental under the agreement will be increased by 8% per annum of the amounts funded.  Although HPT is in discussions about retaining and rebranding certain of these 35 hotels, HPT cannot provide any assurance that it will retain or rebrand any of these hotels.

Recent Financing Activities:

In January 2012, HPT sold 11.6 million shares of its 7.125% Series D Cumulative Redeemable Preferred Shares at a price of $25.00 per share in a public offering.  Net proceeds from this offering ($280.1 million after underwriting and other offering expenses) were used to repay amounts outstanding under its revolving credit facility and for the Sonesta acquisition described above.

On February 13, 2012, HPT redeemed all of its 3.5 million outstanding shares of 8.875% Series B Cumulative Redeemable Preferred Shares for $25.00 per share plus accrued and unpaid distributions ($86.3 million in total).  HPT funded this redemption with cash on hand and borrowings under its revolving credit facility.

On March 12, 2012, HPT entered into a five year $400.0 million unsecured term loan.  The term loan matures on March 13, 2017, and is prepayable, without penalty, at any time.  The term loan bears interest at LIBOR plus 145 basis points, subject to adjustments based on changes to HPT’s senior unsecured debt ratings.  HPT used the net proceeds of the term loan to repay amounts outstanding under its revolving credit facility, to repurchase certain of its 3.8% Convertible Senior Notes due 2027 as described below, to redeem its 6.85% Senior Notes due 2012 as described below, and for general business purposes.

On March 20, 2012, HPT repurchased at par plus accrued and unpaid interest $70.6 million of its 3.8% Convertible Senior Notes due 2027 which were tendered by the holders thereof for repurchase by HPT.  HPT funded these repurchases with cash on hand, including the proceeds from its $400 million term loan described above.  As of March 31, 2012, approximately $8.5 million of these notes remain outstanding.

On April 11, 2012, HPT redeemed at par plus accrued and unpaid interest all of its outstanding 6.85% Senior Notes due 2012 (approximately $102.5 million in total) using cash on hand, including the proceeds from its $400 million term loan described above.

Conference Call:

On Monday, May 7, 2012, at 1:00 p.m. Eastern Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the results for the quarter ended March 31, 2012.  The conference call telephone number is (800)

230-1074.  Participants calling from outside the United States and Canada should dial (612) 234-9959.  No passcode is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available beginning on Monday, May 7, 2012 and will run through Monday, May 14, 2012.  To hear the replay, dial (320) 365-3844.  The replay passcode is 242636.

A live audio webcast of the conference call will also be available in a listen only mode on our website, which is located at www.hptreit.com.  Participants wanting to access the webcast should visit our website about five minutes before the call.  The archived webcast will be available for replay on HPT’s website for about one week after the call. The recording and retransmission in any way of HPT’s first quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s First Quarter 2012 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com.  HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns or leases 290 hotels and 185 travel centers located in 44 states, Puerto Rico and Canada. HPT is headquartered in Newton, MA.

Please see the following pages for a more detailed statement of HPT’s operating results and financial condition and for an explanation of our calculation of FFO and Normalized FFO.

Hospitality Properties Trust

CONDENSED CONSOLIDATED STATEMENTS OF INCOME, FUNDS FROM OPERATIONS

AND NORMALIZED FUNDS FROM OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Quarter Ended March 31,
	2012	2011
Revenues:
Hotel operating revenues (1)	$224,985	$197,537
Rental income (1)	73,260	79,533
FF&E reserve income (2)	3,175	4,914
Total revenues	301,420	281,984

Expenses:
Hotel operating expenses (1)	150,021	129,753
Depreciation and amortization	61,363	56,314
General and administrative	10,522	9,264
Acquisition related costs (3)	1,060	—
Loss on asset impairment (4)	889	—
Total expenses	223,855	195,331

Operating income	77,565	86,653

Interest income	66	29
Interest expense (including amortization of deferred financing costs and debt discounts of $1,578 and $1,501, respectively)	(34,092)	(33,339)
Equity in earnings of an investee	45	37
Income before income taxes	43,584	53,380
Income tax expense	(636)	(332)
Net income	42,948	53,048
Excess of liquidation preference over carrying value of preferred shares redeemed (5)	(2,944)	—
Preferred distributions	(11,188)	(7,470)
Net income available for common shareholders	$28,816	$45,578

Calculation of Funds from Operations (FFO) and Normalized FFO:

Net income available for common shareholders	$28,816	$45,578
Add:
Depreciation and amortization	61,363	56,314
Loss on asset impairment (4)	889	—
FFO (6)	91,068	101,892
Add:
Deferred percentage rent (7)	1,309	541
Acquisition related costs (3)	1,060	—
Excess of liquidation preference over carrying value of preferred shares redeemed (5)	2,944	—
Normalized FFO (6)	$96,381	$102,433

Weighted average common shares outstanding	123,523	123,444

Per common share amounts:
Net income available for common shareholders	$0.23	$0.37
FFO (6)	$0.74	$0.83
Normalized FFO (6)	$0.78	$0.83

See Notes on page 6

(1)         At March 31, 2012, we owned or leased 290 hotels; 234 of these hotels are leased by us to our taxable REIT subsidiaries and managed by hotel operating companies, one hotel is leased by one of our taxable REIT subsidiaries from a third party and managed by a hotel operating company and 55 are leased to third parties. At March 31, 2012, we also owned 185 travel centers that are leased to a travel center operating company under two lease agreements.  Our Condensed Consolidated Statements of Income include hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers.  Certain of our managed hotel portfolios had net operating results that were, in the aggregate, $28,655 and $25,057, less than the minimum returns due to us in the three months ended March 31, 2012 and 2011, respectively.  When the shortfalls are funded by the managers of these hotels under the terms of our operating agreements, we reflect such fundings (including security deposit applications) in our Condensed Consolidated Statements of Income as a reduction of hotel operating expenses. The reduction to operating expenses was $24,594 and $25,057 in the three months ended March 31, 2012 and 2011, respectively.  The $4,061 of shortfalls not funded by managers during the three months ended March 31, 2012 represents the unguaranteed portion of our minimum returns from Marriott and from Sonesta.

(2)         Various percentages of total sales at certain of our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows.  We own all the FF&E reserve escrows for our hotels.  We report deposits by our third party tenants into the escrow accounts as FF&E reserve income.  We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income.

(3)         Represents costs associated with our January 2012 acquisition of the entities that own or lease two Royal Sonesta Hotels.

(4)         We recorded an $889 loss on asset impairment in the first quarter of 2012 in connection with our decision to remove 20 Marriott branded hotels from held for sale status.

(5)         On February 13, 2012, we redeemed all of our outstanding Series B Preferred Shares at their liquidation preference of $25 per share, plus accumulated and unpaid distributions. The liquidation preference of the redeemed shares exceeded our carrying amount for the redeemed shares as of the date of redemption by $2,944, and we reduced net income available to common shareholders for the three months ended March 31, 2012, by that excess amount.

(6)         We calculate FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of assets, plus real estate depreciation and amortization. Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we include estimated percentage rent in the period it relates to versus when it is recognized as income in accordance with GAAP and exclude acquisition related costs and excess of liquidation preference over carrying value of preferred shares. We consider FFO and Normalized FFO to be appropriate measures of performance for a REIT, along with net income, operating income and cash flow from operating, investing and financing activities. We believe that FFO and Normalized FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO can facilitate a comparison of operating performances between periods. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility, term loan and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital requirements and operating performance. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. We believe FFO and Normalized FFO may facilitate an understanding of our consolidated historical operating results. These measures should be considered in conjunction with net income, operating income, net income available to common shareholders and cash flow from operating activities as presented in our Condensed Consolidated Statements of Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than us.

(7)         In calculating net income, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these estimated amounts in the calculation of Normalized FFO for each quarter of the year. The fourth quarter Normalized FFO calculation excludes the amounts recognized during the first three quarters.

Hospitality Properties Trust

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2012	2011
ASSETS

Real estate properties:
Land	$1,415,880	$1,360,773
Buildings, improvements and equipment	4,998,896	4,879,908
	6,414,776	6,240,681
Accumulated depreciation	(1,392,603)	(1,367,868)
	5,022,173	4,872,813
Property held for sale	18,440	18,440
Cash and cash equivalents	148,211	8,303
Restricted cash (FF&E reserve escrow)	59,644	50,196
Other assets, net	229,556	183,821
	$5,478,024	$5,133,573
LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$—	$149,000
Unsecured term loan	400,000	—
Senior notes, net of discounts	1,888,275	1,887,891
Convertible senior notes, net of discounts	8,478	78,823
Security deposits	90,168	106,422
Accounts payable and other liabilities	104,629	103,668
Due to related persons	3,121	3,713
Dividends payable	7,833	4,754
Total liabilities	2,502,504	2,334,271

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series B preferred shares; 8 7/8% cumulative redeemable; zero and 3,450,000 shares issued and outstanding, respectively, aggregate liquidation preference $86,250	—	83,306
Series C preferred shares; 7% cumulative redeemable; 12,700,000 shares issued and outstanding, aggregate liquidation preference $317,500	306,833	306,833
Series D preferred shares; 7 1/8% cumulative redeemable; 11,600,000 and zero shares issued and outstanding, respectively, aggregate liquidation preference $290,000	280,108	—
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 123,554,667 and 123,521,535 shares issued and outstanding, respectively	1,236	1,235
Additional paid in capital	3,464,411	3,463,534
Cumulative net income	2,272,957	2,232,953
Cumulative other comprehensive income	6,912	1,605
Cumulative preferred distributions	(224,469)	(213,281)
Cumulative common distributions	(3,132,468)	(3,076,883)
Total shareholders’ equity	2,975,520	2,799,302
	$5,478,024	$5,133,573

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. HPT’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN HPT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT $24.0 MILLION REMAINED AS OF MARCH 31, 2012, TO PARTIALLY FUND MINIMUM PAYMENT SHORTFALLS UNDER THE TERMS OF A LIMITED GUARANTY PROVIDED BY MARRIOTT.  THIS STATEMENT MAY IMPLY THAT MARRIOTT WILL BE ABLE OR WILLING TO FULFILL ITS OBLIGATION UNDER THIS GUARANTY OR THAT FUTURE SHORTFALLS WILL NOT EXHAUST THE GUARANTY CAP.  FURTHER, THIS GUARANTY EXPIRES ON DECEMBER 31, 2017.  HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT’S FUTURE ACTIONS OR THE FUTURE PERFORMANCE OF HPT’S HOTELS.

•                  THIS PRESS RELEASE STATES THAT HPT IS HOLDING AND HAS APPLIED OR MAY CONTINUE TO APPLY A SECURITY DEPOSIT TO COVER THE SHORTFALL OF THE PAYMENTS IT HAS RECEIVED OR EXPECTS TO RECEIVE UNDER ITS INTERCONTINENTAL CONTRACT COMPARED TO THE MINIMUM PAYMENTS DUE TO HPT UNDER THIS CONTRACT. THE SECURITY DEPOSIT WHICH HPT IS HOLDING IS LIMITED IN AMOUNT. THERE CAN BE NO ASSURANCE REGARDING THE AMOUNT OF PAYMENTS HPT MAY RECEIVE IN THE FUTURE UNDER ITS CONTRACT AND FUTURE SHORTFALLS MAY EXCEED THE AMOUNT OF THE SECURITY DEPOSIT HPT HOLDS. MOREOVER, THE SECURITY DEPOSIT IS NOT ESCROWED OR OTHERWISE SEGREGATED FROM HPT’S OTHER ASSETS AND LIABILITIES; ACCORDINGLY, WHEN HPT APPLIES THIS SECURITY DEPOSIT TO COVER MINIMUM PAYMENTS DUE, IT WILL RECORD INCOME BUT IT WILL NOT RECEIVE ANY ADDITIONAL CASH.

•                  THIS PRESS RELEASE STATES THAT HPT HAS ENTERED INTO AN AGREEMENT TO SELL ONE HOTEL THAT IS CURRENTLY MANAGED BY MARRIOTT IN ST. LOUIS, MO.  THIS TRANSACTION IS SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, THIS TRANSACTION MAY BE DELAYED OR MAY NOT OCCUR.

•                  THIS PRESS RELEASE STATES THAT HPT PLANS TO RETAIN 20 HOTELS IT WAS PREVIOUSLY MARKETING FOR SALE AND IS CURRENTLY IN DISCUSSIONS WITH MARRIOTT ABOUT RETAINING THESE HOTELS IN ITS MARRIOTT NO. 234 AGREEMENT AND INVESTING AMOUNTS TO IMPROVE THESE HOTELS.  HPT CAN PROVIDE NO ASSURANCE THAT IT WILL COME TO TERMS WITH MARRIOTT

REGARDING THESE HOTELS OR WHAT THE FINAL AMOUNTS HPT WILL INVEST IN THESE 20 HOTELS WILL BE, AND

•                  THIS PRESS RELEASE STATES THAT HPT IS CURRENTLY EVALUATING WHICH, IF ANY, OF 35 INTERCONTINENTAL BRANDED HOTELS MAY BE REBRANDED.  IN FACT, THE REBRANDING OF THESE HOTELS MAY BE DELAYED, HPT MAY BE UNABLE TO REBRAND ANY OF THESE HOTELS OR MAY INCUR SIGNIFICANT COSTS TO REBRAND THEM.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE HPT’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON HPT’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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